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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2002

COAST BANCORP
(Exact name of registrant as specified in its charter)

California	000-32827	77-0567091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

553B Higuera Street, San Luis Obispo, California (Address of principal executive offices)	93401 (Zip Code)

        Registrant's telephone number, including area code (805) 541-0400

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

        Trust Preferred. On September 27, 2002, Coast Bancorp issued a press release announcing the completion of its $5 million participation in a trust preferred pooled investment. A copy of the press release is attached to this Current Report as Exhibit 99.1 and incorporated into this report by reference.

Item 7. Financial Statements and Exhibits.

  (b)
  Exhibits

  99.1
  Press release announcing completion of a $5 million participation in a trust preferred pooled investment.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2002	COAST BANCORP
/s/ JACK C. WAUCHOPE Jack C. Wauchope, Chairman and Chief Executive Officer (Principal Executive Officer)

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FORM 8-K
Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES